Exhibit 99.1

NEWS RELEASE

Newmont Appoints Experienced Chief Financial Officer

5/18/2023

DENVER--(BUSINESS WIRE)-- Newmont Corporation (NYSE: NEM, TSX: NGT) today announced the appointment of Karyn Ovelmen as Executive Vice President and Chief Financial Officer.

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Karyn Ovelmen (Photo: Business Wire)

Karyn Ovelmen is a highly experienced financial professional who will focus on financial discipline and maintaining a robust and flexible balance sheet to support Newmont’s capital allocation strategy. Karyn will be responsible for Newmont’s Global Finance Functions and will join Newmont during the second quarter of 2023.

Karyn brings extensive global leadership experience to the role, having previously held Chief Financial Officer roles for highly complex and capital intensive companies in the resource and energy sectors, including Flowserve, LyondellBassell Industries NV, and Petroplus Holdings AG. Most recently, Karyn has been fully dedicated to Board of Director roles at Hess Corporation and Arcelor Mittal.

“Our balanced and disciplined approach to capital allocation to maintain financial strength and flexibility, and the highest standards of corporate governance, are Newmont’s industry trademarks and critical to our long-term strategy. Karyn brings a breadth of global experience operating in complex financial environments and has proven leadership and commercial capabilities to enable success during periods of transformation,” said Tom Palmer, Newmont President and Chief Executive Officer. “Karyn is uniquely qualified to ensure our financial approach underpins the safe delivery of long term value to all our stakeholders through sustainable and responsible mining.”

Karyn has a strong commitment to developing high performing teams, continuous improvement and performance in global organizations having worked in the United States and the United Kingdom. Karyn holds a Bachelor of Arts in Political Science from the University of Connecticut and is a licensed Certified Public Accountant in the state of Texas.

Karyn will be a member of the Newmont Executive Leadership Team and be based in Denver. Learn more about the Newmont Executive Leadership Team at newmont.com.

Cautionary Statement

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially. Forward-looking statement may include, without limitation, statements regarding future capital allocation, financial strength and flexibility, financial approach and delivery of long term value. Expectations of future conditions or results are based upon certain assumptions, which may prove to be incorrect. For a discussion of risks and other factors that might impact future-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors", available on the SEC website or www.newmont.com. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

View source version on businesswire.com: https://www.businesswire.com/news/home/20230518005783/en/

Media Contact

Omar Jabara

720.212.965

omar.jabara@newmont.com

Investor Contact

Daniel Horton

303.837.5468

daniel.horton@newmont.com

Source: Newmont Corporation

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